UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 7, 2004

Avenue Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-30364	98-020007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17547 Ventura Blvd., Suite 305, Encino, CA 91316

(Address of Principal Executive Office) (Zip Code)

(818) 465-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.

Securities and Trading Markets

Item 3.02

Unregistered Sale of Equity Securities

On October 7, 2004 the Registrant closed a transaction with Langley Park Investment Trust PLC previously announced on August 17, 2004, pursuant to which Langley Park Investment purchased the Registrant's shares in exchange for 6,057,269 shares of Langley Park Investment.

Langley Park Investment Trust PLC is a newly formed London-based investment trust that has been established specifically to invest in US micro cap companies with long term growth potential. Langley Park Investment shares began trading on the London Stock Exchange on October 7, 2004.

The Registrant believes that this transaction is exempt from the registration requirements of the of the Securities Act of 1933, as amended (the "Act") pursuant to the exemption afforded by Section 4(2) thereof and Regulation S promulgated thereunder. In connection with the foregoing, Langley Park Investment has entered into a "lock-up" agreement with the Registrant pursuant to which it has agreed not to trade the Registrant shares it will receive as a result of this transaction for a period of two years from the closing date.

Fifty percent of the shares issued to the Registrant by Langley Park Investment will be held in escrow for two years following the closing and in the event the per share market price of the Registrant's common stock at such time is less than the per share value of the Registrant's common stock at the time of the closing, Langley Park Investment shall have the right to repurchase a percentage of the Escrowed Langley shares equal to the percentage of such decline at an agreed upon price. The remaining Langley shares held in escrow shall be released to the Registrant at such time.

The Registrant cannot state with certainty what the trading value of the Langley shares will be.

A copy of the Press Release relating to this transaction is attached hereto and made a part hereof as Exhibit 99.1.

SAFE HARBOR: Certain information contained in this Form 8-K Report are forward-looking statements within the meaning of the Private Securities Litigation Act of 1995 (the "Act"), which became law in December, 1995. In order to obtain the benefits of the "safe harbor" provisions of the Act for any such forward-looking statements, the Company wishes to caution Investors and prospective Investors about significant factors which, among others, have in some cases affected the Company's actual results and are in the future likely to affect the Company's actual results and cause them to differ materially from those expressed in any such forward-looking statements. Actual results may differ as a result of factors over which the Company has no control, including general economic and business conditions; effects of war or terrorists acts on the capital markets or the Company's activities, including oil and gas exploration and production, competition and ability to gain market acceptance of products; success of its operating and investment initiatives; including its oil and gas exploration and drilling initiatives, operating costs; fluctuation in oil and gas prices, advertising and promotional efforts; the existence or absence of adverse publicity; changes in business strategy or development plans; the ability to retain management; its ability to obtain financing for its ongoing operations or proposed initiatives; availability, terms and deployment of capital; availability of qualified personnel; labor and employment benefit costs; changes in, or failure to comply with, various government regulations; slower than anticipated completion of research and volatility in the trading price of its securities, and other risks listed from time to time in reports filed with the Securities and Exchange Commission, which factors are incorporated herein by reference. This news release is not an offer to sell or a solicitation of an offer to buy any securities of the Company. Any such solicitation or offer may only be made through a prospectus which has been approved by the Securities and Exchange Commission in the states in which such solicitation or offer has been approved.

ITEM 9.01

Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.

Not Applicable

(b)

Pro forma Financial Information.

Not Applicable

(c)

Exhibits.

Exhibit	Description

10.1	Stock Purchase Agreement dated July 19, 2004
99.1	Press release of Avenue Group, Inc. dated October 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVENUE GROUP, INC.

Date: October 18, 2004	By:	/s/ LEVI MOCHKIN
Levi Mochkin Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit	Description

10.1	Stock Purchase Agreement dated July 19, 2004
99.1	Press release of Avenue Group, Inc. dated October 18, 2004.